Exhibit 99.7

                             EMPIRE GLOBAL CORP.
                             (the "Corporation")

                CORPORATE GOVERNANCE & NOMINATING COMMITTEE CHARTER


Philosophy

1. The Corporation's Board of Directors and senior management consider good corporate governance to be central to the effective and efficient operation of the Corporation.

2. The Corporation's approach to corporate governance should address not only all requirements and guidelines of applicable securities regulators and stock exchanges on which the common shares of the Corporation are listed, but should also address issues that arise as a result of the Corporation's growth and emerging governance best practices.


Composition

3. The Committee will be comprised of not less than two (2) unrelated, outside directors of the Corporation. An unrelated director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could be reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation other than interests and relationships arising from shareholdings.

4. The Board will appoint the committee annually, for a one-year term.

5. The length of term to be served by directors on the Committee will be determined by the Board of Directors of the Corporation, giving consideration to the benefits of periodic rotation of committee membership.

6. One of the members will be appointed chairman of the Committee by the Board of Directors.

7. A Secretary to the Committee may be appointed by the Chairman of the Committee. The Secretary of the Committee may or may not be a member of the Committee.

8. The Committee may periodically ask appropriately qualified persons (who may include persons from management of the Corporation) to act as ex-officio, non-voting participants in meetings of the Committee.

9. With the approval of the Board of Directors, the Committee may retain persons having special expertise to assist the Committee in fulfilling its responsibilities.


Responsibilities

10. Preparing the Corporation's response to governance disclosure requirements and explaining to required or appropriate parties any differences between the Corporation's governance system and policies and those recommended by applicable regulatory bodies and stock exchanges.



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11. Developing and monitoring the Corporation's general approach to corporate governance issues as they may arise.

12. Proposing changes as necessary from time to time to respond to particular governance recommendations or guidelines from regulatory authorities, and ensuring that all appropriate or necessary governance systems remain in place and are periodically reviewed for effectiveness.

13. Annually assessing the composition, skills, size and tenure of the Board of Directors in advance of annual meetings and whenever individual directors indicate that their status may change.

14. Annually considering new members for nomination to the Board of Directors in close consultation with the President & C.E.O. of the Corporation taking into account potential nominees' independence, financial acumen, skills and available time to devote to the duties of the Board.

15. Ensuring that all members of the Board of Directors have been informed of and are aware of their duties and responsibilities as a Director of the Corporation.

16. Ensuring that the Corporation has in effect adequate policies and procedures to allow the Corporation to meet all of its continuous disclosure requirements.

17. Ensuring that the Corporation has in effect adequate policies and procedures to identify and manage the principal risks of the Corporation's business.

18. Reviewing annually the strategic planning process of the Corporation.

19. Developing and monitoring the Corporation's policies relating to trading in securities of the Corporation by insiders, corporate disclosure and confidentiality.

20. Ensuring the Board of Directors annually reviews organizational structure and succession planning matters including the monitoring of senior management.

21. Ensure the Board of Directors annually review areas of potential personal liability of Directors and ensuring reasonable protective measures are in place.

22. Causing the Board of Directors to annually review the independence of Directors.

23. Periodically considering the need for special policies of the Corporation, initiated by the Board of Directors in unique or emerging policy areas such as for example insider trading, corporate ethics or environmental practices.


Meetings

24. The Committee will meet at least two times per year. Meetings may be by telephone conference call if this is deemed appropriate. The meetings will be scheduled to permit timely consideration of topics or responsibilities. Additional meetings may be held as deemed necessary by the Chair of the Committee, or as required by any member of the Committee.







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Reporting

25. The minutes of all meetings of the Committee, signed by the Chairman of the Committee, will be provided to the Board of Directors. Oral reports on recent matters not yet minuted will be provided to the Board of Directors by the Chairman.

26. Supporting schedules and information reviewed by the Committee will be available for examination by any director upon request to the Chairman of the Committee.